Exhibit 99.1

Alpha and Omega Semiconductor Reports Financial Results for the Fiscal First Quarter of 2026 Ended September 30, 2025

SUNNYVALE, California, November 5, 2025 - Alpha and Omega Semiconductor Limited (“AOS”) (NASDAQ: AOSL) today reported financial results for the fiscal first quarter of 2026 ended September 30, 2025.

The results for the fiscal first quarter of 2026 ended September 30, 2025 were as follows:

GAAP Financial Comparison
Quarterly
(in millions, except percentage and per share data)
(unaudited)
	Three Months Ended
	September 30, 2025	June 30, 2025	September 30, 2024
Revenue	$182.5	$176.5	$181.9
Gross Margin	23.5%	23.4%	24.5%
Operating Loss	$(4.6)	$(11.6)	$(0.3)
Net Loss	$(2.1)	$(77.1)	$(2.5)
Net Loss Per Share - Diluted	$(0.07)	$(2.58)	$(0.09)

Non-GAAP Financial Comparison
Quarterly
(in millions, except percentage and per share data)
(unaudited)

	Three Months Ended
	September 30, 2025	June 30, 2025	September 30, 2024
Revenue	$182.5	$176.5	$181.9
Non-GAAP Gross Margin	24.1%	24.4%	25.5%
Non-GAAP Operating Income	$2.5	$2.3	$7.8
Non-GAAP Net Income	$4.2	$0.7	$6.4
Non-GAAP Net Income Per Share - Diluted	$0.13	$0.02	$0.21

The non-GAAP financial measures in the schedule above and under the section “Financial Results for Fiscal Q1 Ended September 30, 2025” below exclude the effect of share-based compensation expense, equity method investment loss (income), and income tax effect of non-GAAP adjustments in each of the periods presented, and amortization of purchased intangible and settlement and legal costs related to government investigation for the three months ended June 30, 2025 and September 30, 2024, as well as impairment of long-lived assets for the three months ended June 30, 2025.

Financial Results for Fiscal Q1 Ended September 30, 2025
•Revenue was $182.5 million, an increase of 3.4% from the prior quarter and flat from the same quarter last year.
•GAAP gross margin was 23.5%, up from 23.4% in the prior quarter and down from 24.5% in the same quarter last year.
•Non-GAAP gross margin was 24.1%, down from 24.4% in the prior quarter and down from 25.5% in the same quarter last year.
•GAAP operating expenses were $47.4 million, down from $52.9 million in the prior quarter and up from $44.8 million in the same quarter last year.
•Non-GAAP operating expenses were $41.4 million, up from $40.9 million from last quarter and up from $38.5 million in the same quarter last year.
•GAAP operating loss was $4.6 million, down from $11.6 million from the prior quarter and up from $0.3 million in the same quarter last year.
•Non-GAAP operating income was $2.5 million as compared to $2.3 million of operating income for the prior quarter and $7.8 million of operating income for the same quarter last year.
•GAAP net loss per diluted share was $0.07, compared to $2.58 net loss per share for the prior quarter, and $0.09 net loss per share for the same quarter a year ago.
•Non-GAAP net income per share was $0.13, compared to $0.02 net income per share for the prior quarter and $0.21 net income per share for the same quarter a year ago.
•Consolidated cash flows provided by operating activities was $10.2 million, as compared to $2.8 million of cash flows used in operating activities in the prior quarter.
•The Company closed the quarter with $223.5 million of cash and cash equivalents.

AOS Chief Executive Officer Stephen Chang commented, “Our September quarter results were inline with our guidance as growth in Computing and Communications more than offset expected softness in Consumer and Power Supply and Industrial. Power IC revenue increased 37.3% year-over-year to a record quarterly high and now represents nearly 40% of total product revenue. The richer mix of Power IC benefits gross margins, and combined with increased controller sales, underscores our transformation from a component supplier to a total solutions provider."

Mr. Chang concluded, "Looking ahead, near-term demand is normalizing following an earlier increase of customer orders in response to tariff announcements and typical seasonality, but our long-term outlook remains positive. We are building on our core strengths in PCs and smartphones to extend our leadership into adjacent, higher-growth areas including graphics, AI, and data-center power. Supported by a strengthened balance sheet, we are driving innovation through disciplined investments and a focused strategy to capture these opportunities and accelerate future growth.”

Business Outlook for Fiscal Q2 Ending December 31, 2025

The following statements are based on management’s current expectations. These statements are forward-looking, and actual results may differ materially. AOS undertakes no obligation to update these statements.

Our expectations for the fiscal second quarter of year 2026 are as follows:

•Revenue to be approximately $160 million, plus or minus $10 million.
•GAAP gross margin to be 22.3%, plus or minus 1%. We anticipate non-GAAP gross margin to be 23.0%, plus or minus 1%.
•GAAP operating expenses to be in the range of $47.1 million, plus or minus $1 million. Non-GAAP operating expenses are expected to be in the range of $40.5 million, plus or minus $1 million.
•Interest income is expected to be $1.0 million higher than interest expense, and
•Income tax expense to be in the range of $1.1 million to $1.3 million.

Conference Call and Webcast

AOS plans to hold an investor teleconference and live webcast to discuss the financial results for the fiscal first quarter ended September 30, 2025 today, November 5, 2025 at 2:00 p.m. PT / 5:00 p.m. ET. To listen to the live conference call, please dial +1 (833) 470-1428 or +1 (404) 975-4839 if dialing from outside the United States and Canada. The access code is 113757. A live webcast of the call will also be available in the "Events & Presentations" section of the company’s investor relations website, http://investor.aosmd.com. The webcast replay will be available for seven days after the live call on the same website. In addition, a copy of the script of management’s prepared remarks and a live webcast of the call will also be available in the "Events & Presentations" section of the company’s investor relations website, http://investor.aosmd.com.

Forward-Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management’s judgment, beliefs, current trends, and anticipated product performance. These forward-looking statements include, without limitation, market trends in the semiconductor industry and growth in calendar year 2025, our ability to outperform market, seasonality of our business, our ability to sustain growth and expand our end markets, the success of our investment strategy, macro and geopolitical uncertainties, our projected amount of revenue, gross margin, operating income (loss), income tax expenses, net income (loss), and share-based compensation expenses, non-GAAP gross margin, non-GAAP operating expenses, income tax expenses, our ability to grow our sales and market share, and other information under the section entitled “Business Outlook for Fiscal Q2 Ending December 31, 2025.” Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, the state of semiconductor industry and seasonality of our markets; decline of PC markets; our lack of control over the joint venture in China; difficulties and challenges in executing our diversification strategy into different market segments; ordering pattern from distributors and seasonality; changes in regulatory environment, including tariff and trade policies; our ability to introduce or develop new and enhanced products that achieve market acceptance; government policies on our business operations in China; the actual product performance in volume production; the quality and reliability of our product, our ability to achieve design wins; the general business and economic conditions; our ability to maintain factory utilization at a desirable level; and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2025 filed by AOS with the SEC and other periodic reports we filed with the SEC. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today’s date, unless otherwise stated, and AOS undertakes no duty to update such information, except as required under applicable law.

Use of Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented on a basis consistent with U.S. GAAP, we disclose certain non-GAAP financial measures for our historical performance, including non-GAAP gross profit, gross margin, operating expenses, operating income (loss), net income (loss), diluted earnings per share (“EPS”) and EBITDAS. These supplemental measures exclude, among other items, share-based compensation expenses, legal and professional fees related to government investigation, amortization of purchased intangible, impairment of long-lived assets, gain on change of the equity interest in the JV Company, income tax effect of non-GAAP adjustments and equity method investment income (loss) from equity investee. We also disclose certain non-GAAP financial measures in our financial guidance for the next quarter, including non-GAAP gross margin and non-GAAP operating expenses. We believe that these historical and forward-looking non-GAAP financial measures provide useful information to both management and investors by excluding certain items and expenses that are not indicative of our core operating results or do not reflect our normal business operations. In addition, our management uses non-GAAP measures to compare our performance relative to forecasts and to benchmark our performance externally against competitors. Our use of non-GAAP financial measures has certain limitations in that such non-GAAP financial measures may not be directly comparable to those reported by other companies. For example, the terms used in this press release, such as non-GAAP net income (loss) or non-GAAP operating expenses, do not have a standardized meaning. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. In addition, we included the amount of income tax effect of non-GAAP adjustments in the non-GAAP net income (loss) reconciliation table for all periods presented as management believes that such non-GAAP presentation provides useful information to investors, even though the amounts are not significant. We seek to compensate for the limitation of our non-GAAP presentation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP measures both in the text in this press release and in the tables attached hereto. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures.

About Alpha and Omega Semiconductor

Alpha and Omega Semiconductor Limited, or AOS, is a designer, developer, and global supplier of a broad range of discrete power devices, wide bandgap power devices, power management ICs, and modules, including a wide portfolio of Power MOSFET, SiC, IGBT, IPM, TVS, HV Gate Drivers, Power IC, and Digital Power products. AOS has developed extensive intellectual property and technical knowledge that encompasses the latest advancements in the power semiconductor industry, which enables us to introduce innovative products to address the increasingly complex power requirements of advanced electronics. AOS differentiates itself by integrating its Discrete and IC semiconductor process technology, product design, and advanced packaging know-how to develop high-performance power management solutions. AOS’ portfolio of products targets high-volume applications, including personal computers, graphics cards, datacenters, AI servers, smartphones, consumer and industrial motor controls, TVs, lightings, automotive electronics, and power supply units for various equipment. For more information, please visit www.aosmd.com.

The following unaudited condensed consolidated financial statements are prepared in accordance with U.S. GAAP.

Alpha and Omega Semiconductor Limited
Condensed Consolidated Statements of Operations
(in thousands, except percentages and per share amounts)
(unaudited)

	Three Months Ended
	September 30, 2025	June 30, 2025	September 30, 2024

Revenue	$182,501	$176,484	$181,887
Cost of goods sold	139,656	135,194	137,361
Gross profit	42,845	41,290	44,526
Gross margin	23.5%	23.4%	24.5%

Operating expenses:
Research and development	24,145	24,421	22,478
Selling, general and administrative	23,284	28,487	22,300
Total operating expenses	47,429	52,908	44,778
Operating loss	(4,584)	(11,618)	(252)

Other income (loss), net	2,468	(952)	(650)
Interest income	892	956	1,265
Interest expenses	(360)	(530)	(812)
Net loss before income taxes and equity method investment income (loss)	(1,584)	(12,144)	(449)

Income tax expense (benefit)	1,927	(11,567)	1,040
Net loss before equity method investment income (loss)	(3,511)	(577)	(1,489)
Equity method investment income (loss)	1,389	(76,482)	(1,007)
Net loss	$(2,122)	$(77,059)	$(2,496)

Net loss per common share
Basic	$(0.07)	$(2.58)	$(0.09)
Diluted	$(0.07)	$(2.58)	$(0.09)

Weighted average number of common shares used to compute net loss per share
Basic	30,036	29,924	29,004
Diluted	30,036	29,924	29,004

Alpha and Omega Semiconductor Limited
Condensed Consolidated Balance Sheets
(in thousands, except par value per share)
(unaudited)
	September 30, 2025	June 30, 2025
ASSETS
Current assets:
Cash and cash equivalents	$223,509	$153,079
Restricted cash	421	419
Accounts receivable, net	37,099	34,772
Receivable from sale of equity interest in the JV Company	56,410	—
Inventories	196,156	189,677
Other current assets	17,689	18,215
Total current assets	531,284	396,162
Property, plant and equipment, net	309,677	314,097
Operating lease right-of-use assets	24,212	21,288
Intangible assets, net	1,380	269
Equity method investment	140,825	279,122
Deferred income tax assets	7,981	599
Other long-term assets	22,190	22,766
Total assets	$1,037,549	$1,034,303
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$49,136	$60,044
Accrued liabilities	68,176	59,027
Payable related to equity investee, net	21,157	15,809
Income taxes payable	13,115	1,790
Short-term debt	2,925	11,852
Finance lease liabilities	1,026	1,007
Operating lease liabilities	5,782	4,978
Total current liabilities	161,317	154,507
Long-term debt	2,879	14,872
Income taxes payable - long-term	4,276	4,201
Deferred income tax liabilities	12,309	13,192
Finance lease liabilities - long-term	1,011	1,274
Operating lease liabilities - long-term	19,149	16,925
Other long-term liabilities	2,504	7,000
Total liabilities	203,445	211,971
Shareholders' Equity:
Preferred shares, par value $0.002 per share:
Authorized: 10,000 shares; issued and outstanding: none at September 30, 2025 and June 30, 2025	—	—
Common shares, par value $0.002 per share:
Authorized: 100,000 shares; issued and outstanding:37,171 shares and 30,053 shares, respectively at September 30, 2025 and 37,127 shares and 30,009 shares, respectively at June 30, 2025	74	74
Treasury shares at cost: 7,118 shares at September 30, 2025 and 7,118 shares at June 30, 2025	(79,058)	(79,058)
Additional paid-in capital	386,470	379,779
Accumulated other comprehensive loss	(5,187)	(12,390)
Retained earnings	531,805	533,927
Total shareholders' equity	834,104	822,332
Total liabilities and shareholders' equity	$1,037,549	$1,034,303

Alpha and Omega Semiconductor Limited
Selected Cash Flow Information
( in thousands, unaudited)

	Three Months Ended September 30,
	2025	2024
Net cash provided by operating activities	$10,187	$11,021
Net cash provided by (used in) investing activities	81,945	(6,738)
Net cash used in financing activities	(21,634)	(3,706)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(66)	105
Net increase in cash, cash equivalents and restricted cash	70,432	682
Cash, cash equivalents and restricted cash at beginning of period	153,498	175,540
Cash, cash equivalents and restricted cash at end of period	$223,930	$176,222

Alpha and Omega Semiconductor Limited
Reconciliation of Condensed Consolidated GAAP Financial Measures to Non-GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended
	September 30, 2025	June 30, 2025	September 30, 2024

GAAP gross profit	$42,845	$41,290	$44,526
Share-based compensation	1,065	1,039	1,015
Amortization of purchased intangible	—	811	812
Non-GAAP gross profit	$43,910	$43,140	$46,353
Non-GAAP gross margin as a % of revenue	24.1%	24.4%	25.5%

GAAP operating expense	$47,429	$52,908	$44,778
Share-based compensation	6,067	6,542	5,887
Settlement and legal costs related to government investigation	—	4,461	347
Impairment of long-lived assets	—	1,045	—
Non-GAAP operating expense	$41,362	$40,860	$38,544

GAAP operating loss	$(4,584)	$(11,618)	$(252)
Share-based compensation	7,132	7,581	6,902
Amortization of purchased intangible	—	811	812
Settlement and legal costs related to government investigation	—	4,461	347
Impairment of long-lived assets	—	1,045	—
Non-GAAP operating income	$2,548	$2,280	$7,809
Non-GAAP operating margin as a % of revenue	1.4%	1.3%	4.3%

GAAP net loss	$(2,122)	$(77,059)	$(2,496)
Share-based compensation	7,132	7,581	6,902
Amortization of purchased intangible	—	811	812
Equity method investment (income) loss	(1,389)	76,482	1,007
Settlement and legal costs related to government investigation	—	4,461	347
Impairment of long-lived assets	—	1,045	—
Income tax effect of non-GAAP adjustments	555	(12,584)	(151)
Non-GAAP net income	$4,176	$737	$6,421
Non-GAAP net margin as a % of revenue	2.3%	0.4%	3.5%

GAAP net loss	$(2,122)	$(77,059)	$(2,496)
Share-based compensation	7,132	7,581	6,902
Amortization and depreciation	14,341	15,447	14,562
Equity method investment (income) loss	(1,389)	76,482	1,007
Interest income	(892)	(956)	(1,265)
Interest expenses	360	530	812
Income tax expense (benefit)	1,927	(11,567)	1,040
EBITDAS	$19,357	$10,458	$20,562

GAAP diluted net loss per share	$(0.07)	$(2.49)	$(0.08)
Share-based compensation	0.23	0.25	0.22
Amortization of purchased intangible	—	0.03	0.03

Equity method investment (income) loss	(0.04)	2.47	0.03
Settlement and legal costs related to government investigation	—	0.14	0.01
Impairment of long-lived assets	—	0.03	—
Income tax effect of non-GAAP adjustments	0.01	(0.41)	(0.00)
Non-GAAP diluted net income per share	$0.13	$0.02	$0.21

Weighted average number of common shares used to compute GAAP diluted net loss per share	30,036	29,924	29,004
Weighted average number of common shares used to compute Non-GAAP diluted net income per share	31,487	31,009	31,169

Alpha and Omega Semiconductor Limited
Reconciliation of GAAP to Non-GAAP Outlook
For Fiscal Q2 Ending December 31, 2025
(in millions, except percentages)
(unaudited)

GAAP gross margin	22.3%
Estimated share-based compensation expense	0.7%
Non-GAAP gross margin	23.0%

GAAP operating expenses	$47.1
Estimated stock-based compensation expense	(6.6)
Non-GAAP operating expenses	$40.5

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